PEOPLES BANCORP, INC.
                            134 FRANKLIN CORNER ROAD
                      LAWRENCEVILLE, NEW JERSEY 08648-0950
                                 (609) 844-3100


April 21, 1998

Dear Stockholder:

We cordially invite you to attend the Annual Meeting of Stockholders of Peoples Bancorp, Inc. (the "Company"). The Annual Meeting will be held at the Trenton Country Club, Sullivan Way, West Trenton, New Jersey, at 10:00 a.m. local time on May 22, 1998.

The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that stockholders may have.

The business to be conducted at the annual meeting includes the election of four directors and the ratification of the appointment of KPMG Peat Marwick, LLP as auditors for the Company's 1998 fiscal year.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

Also enclosed for your review is our Annual Report to Stockholders, which contains detailed information concerning the activities and operating performance of the Company. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible even if you currently plan to attend the Annual Meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

\s\ Wendell T. Breithaupt

Wendell T. Breithaupt
President and Chief Executive Officer

\s\ John B. Sill, Jr.

John B. Sill, Jr.
Chairman

                              PEOPLES BANCORP, INC.
                            134 FRANKLIN CORNER ROAD
                      LAWRENCEVILLE, NEW JERSEY 08648-0950
                                 (609) 844-3100

                                    NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 22, 1998

         Notice is hereby given that the Annual Meeting of Peoples Bancorp, Inc. (the "Company") will be held at The Trenton Country Club, Sullivan Way, West Trenton, New Jersey, at 10:00 a.m. local time on May 22, 1998.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1.       The election of four directors of the Company;

         2. The ratification of the appointment of KPMG Peat Marwick, LLP as auditors for the Company for the fiscal year ending December 31, 1998; and

such other matters as may properly come before the Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. Stockholders of record at the close of business on April 17, 1998, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.

         EACH STOCKHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE MEETING, IS REQUESTED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE STOCKHOLDER MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY STOCKHOLDER PRESENT AT THE MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE MEETING. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

                                            By Order of the Board of Directors
                                            \s\ Robert C. Hollenbeck

                                            Robert C. Hollenbeck
                                            Corporate Secretary
Lawrenceville, New Jersey
April 21, 1998

                                 PROXY STATEMENT


                              PEOPLES BANCORP, INC.
                            134 Franklin Corner Road
                      Lawrenceville, New Jersey 08648-0950
                                 (609) 844-3100


                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 22, 1998


         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Peoples Bancorp, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting"), which will be held at The Trenton Country Club, Sullivan Way, West Trenton, New Jersey, at 10:00 a.m. local time on May 22, 1998, and all adjournments of the Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being mailed to stockholders on or about April 28, 1998.

                              REVOCATION OF PROXIES

         Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of the Company will be voted in accordance with the directions given thereon. Please sign and return your Proxy to the Company in order for your vote to be counted. Proxies which are signed, but contain no instructions for voting, will be voted "FOR" the proposals set forth in this Proxy Statement for consideration at the Meeting.

         Proxies may be revoked by sending written notice of revocation to the Secretary of the Company, Robert C. Hollenbeck, at the address of the Company shown above, or by filing a duly executed proxy bearing a later date. The presence at the Meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Meeting or delivers a written revocation to the Secretary of the Company prior to the voting of such proxy.

                 VOTING SECURITIES AND METHOD OF COUNTING VOTES

         Holders of record of the Company's common stock, par value $.01 per share ("Common Stock") as of the close of business on April 17, 1998 (the "Record Date"), are entitled to one vote for each share then held. As of the Record Date, there were 36,236,500 shares of Common Stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting.

         As to the election of Directors, the proxy card being provided by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company's Certificate of Incorporation and Bylaws, directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

         As to the ratification of KPMG Peat Marwick LLP as independent auditors of the Company, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's Certificate of Incorporation and Bylaws, the ratification of this matter shall be determined by a majority of the votes cast, without regard to broker non-votes, or proxies marked ABSTAIN.

         Any other matters that may be brought before the Annual Meeting will be determined by a majority of the votes cast, without regard to broker non-votes or any proxies as to which a stockholder abstains.

         Proxies solicited hereby will be returned to the Company, and will be tabulated by an inspector of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         Persons and groups who beneficially own in excess of 5% of Common Stock are required to file certain reports with the Securities and Exchange Commission (the "SEC") regarding such ownership pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"). Based on such reports, as of April 8, 1998 there were no persons known by the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock.

                        PROPOSAL I--ELECTION OF DIRECTORS

         Directors of the Company are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the Meeting to serve for three-year periods and until their successors have been elected and qualified. The Nominating Committee, consisting of directors Pruitt, Reinhard and Trainer has nominated Wendell T. Breithaupt, Peter S. Longstreth, Charles E. Stokes, III, and Miles W. Truesdell, Jr. to serve as directors, each of whom currently serves on the Board of Directors.

         The table below sets forth certain information regarding the Company's Directors as of April 8, 1998 who will continue in office after the Meeting, including the terms of office of Board members and executive officers of the Company, and shares of Common Stock beneficially owned by such persons as of April 8, 1998. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the votes are withheld as to the nominee) will be voted at the Meeting for the election of the nominees identified below. If the nominee is unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominee might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominee and any other person pursuant to which such nominee was selected.

                                                                                         Shares of
                                                                                       Common Stock
                                       Positions        Director        Current Term    Beneficially         Percent
       Name            Age                Held          Since (1)         to Expire    Owned (2)(3)(4)      Of Class
       ----            ---            ------------      ---------         ---------   -----------------     --------
                                                      NOMINEE

Wendell T. Breithaupt   64     Director, President and    1979               1998         472,990             1.3%
                               Chief Executive Officer
Peter S. Longstreth     53               Director         1992               1998         173,132              *
Charles E. Stokes, III  68               Director         1978               1998          98,528              *
Miles W. Truesdell, Jr. 55               Director         1992               1998         165,802              *


                                          DIRECTORS CONTINUING IN OFFICE

George A. Pruitt        51               Director         1991               1999          77,047              *
George W. Reinhard      66               Director         1983               1999         573,284             1.6
John B. Sill, Jr.       76               Chairman         1977               2000         117,913              *
Raymond E. Trainer      50               Director         1986               1999         220,916              *

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Leo J. Bellarmino       49    Executive Vice President       N/A            N/A            129,445            *
Richard L. Gallaudet    53        Vice President and         N/A            N/A             76,278            *
                               Senior Lending Officer
Dean H. Lippincott      45          Vice President           N/A            N/A             75,770            *
Robert Russo            43       Vice President and          N/A            N/A             50,074            *
                                      Treasurer
Robert C. Hollenbeck    53       Vice President and          N/A            N/A             61,693            *
                                 Corporate Secretary
Frank Sanella, Jr.      53     Chief Executive Officer       N/A            N/A                286            *
                                 TSBusiness Finance
Directors and Executive Officers
 as a group (14 persons)                                                                 2,293,158           6.2%

------------------------------------

*    Less than 1%.

(1) Reflects initial appointment to the Board of Directors of Trenton Savings Bank FSB (the "Bank").

(2) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of Common Stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as to which beneficial ownership is being determined. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting and investment power.

(3) Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(4) Includes the following amounts of unvested shares of restricted stock awarded under the 1996 Recognition Plan which may be voted by the recipient pending vesting and distribution: Mr. Sill 7,159 shares; Mr. Breithaupt 31,749 shares; Mr. Longstreth 5,549 shares; Mr. Pruitt 5,878 shares; Mr. Reinhard 7,159 shares; Mr. Stokes 7,159 shares; Mr. Trainer 7,159 shares; Mr. Truesdell 5,549 shares; Mr. Gallaudet 3,736 shares; Mr. Lippincott 3,847 shares; Mr. Russo 3,395 shares; and Mr. Hollenbeck 3,055 shares. Includes the following number of shares of Common Stock underlying options that are exercisable within 60 days of the date of which beneficial ownership is being determined: Mr. Sill 47,421 shares; Mr. Breithaupt 284,883 shares; Mr. Longstreth 47,421 shares; Mr. Pruitt 47,421 shares; Mr. Reinhard 47,421 shares; Mr. Stokes 47,421 shares; Mr. Trainer 47,421 shares; Mr. Truesdell 47,421 shares; Mr. Bellarmino 120,251 shares; Mr. Gallaudet 33,653 shares; Mr. Russo 27,534 shares; Mr. Lippincott 15,297 shares; and Mr. Hollenbeck 21,416 shares.

         The principal occupation during the past five years of each director and executive officer of the Company is set forth below. All directors have held their present positions for five years unless otherwise stated.

         John B. Sill, Jr. is President of Ivins & Taylor, Inc., funeral directors located in Trenton, New Jersey.

         Wendell T. Breithaupt is President and Chief Executive Officer of the Bank and the Company and serves also as a Director. He has served as President of the Bank since 1981 and as Chief Executive Officer since 1982. He has been a Director of the Bank since 1979. He is a Director, Chairman of the Executive Committee, and Chairman of the Mercer County Chamber of Commerce. He is a member of the Mercer County Economic Development Commission and serves as a trustee of the Drumthwacket Foundation, Inc. and serves as a member of the Banking Advisory Board of the State of New Jersey. Mr. Breithaupt serves as a director of RSI Retirement Systems, a New York corporation.

         Peter S. Longstreth is Managing Partner of Aegis Property Group, Ltd., a real estate development and project management company.

         George A. Pruitt is President of Thomas A. Edison State College.

         George W. Reinhard is President of Lester Fellows Co., Inc., an interstate trucking firm.

         Charles E. Stokes, III is the retired President of The Home Rubber Company, which manufactures mechanical rubber goods, hoses, etc.

         Raymond E. Trainer is Chairman of General Sullivan Group, which is an industrial distribution holding company. He also is a director and secretary of the TRAF Group which owns a medical collection agency.

         Miles W. Truesdell, Jr. is a Director and Partner of Truetech Controls, Inc., which operates as a specialty distributor that services the industrial market with process control instrumentation.

         Executive Officers Who Are Not Directors. Set forth below is a brief description of the background of each person who serves as an executive officer and who is not a director of the Company or the Bank. Unless otherwise noted, all executive officers who are not directors have held their present position with the Bank for five years.

         Leo J. Bellarmino is Executive Vice President, responsible for the Bank's Human Resources, Marketing, Branch Network, Project Planning, Information Services, Loan Operations, Staff Services and Corporate Finance. He joined the Bank in October of 1995 and has 27 years of banking experience. Prior to joining the Bank, Mr. Bellarmino served as Senior Vice President and Retail Franchise Manager for CoreStates New Jersey National Bank's 140 branch network. Mr. Bellarmino also serves as a Director of the non-profit Trenton Roebling Community Development Corporation.

         Richard L. Gallaudet is Vice President and Senior Lending Officer, responsible for the direct management of all the Bank's lending activities. He joined the Bank in 1990, prior to which he held a number of management positions with other banks, including three years of service (1986-1989) as President and Chief Executive Officer of Cherry Hill National Bank and thirteen years of service (1973-1986) as a Senior Vice President with MidLantic National Bank/South (formerly Heritage Bank).

         Dean H. Lippincott has been Vice President in charge of the Bank's Mortgage Department since 1988 and has served the Bank in a number of other capacities since joining it in 1970. His responsibilities include home mortgage loan originations. He participates as a member of The West Ward Community Partnership Corp.

         Robert Russo is Vice President and Treasurer, responsible for all bank operations, financial reporting, and accounting systems. He joined the Bank in 1985 as an Assistant Vice President. He has held other positions in the thrift industry since 1978.

         Robert C. Hollenbeck is Vice President and Corporate Secretary responsible for investor relations, bank investments, budgeting and corporate regulatory matters. He joined the Bank in November 1994. He has 28 years of banking experience including 11 years as Executive Vice President and Director of New Brunswick Savings Bank and five years as Executive Vice President of Constellation Bank.

         Frank Sannella, Jr. is President and Chief Executive Officer of TSBusiness Finance Corporation ("TSBF"), the wholly-owned subsidiary of the Bank. Mr. Sannella previously held several senior management positions including Executive Vice President and Senior Loan Officer of MidLantic Bank South and 1st National Bank of Toms River, President of Heritage Commercial Finance Company and Executive Vice President of Meridian Commercial Finance Corporation.

Board Meetings and Committees of the Board of Directors

         Regular meetings of the Board of Directors of the Company and the Bank are held on at least a monthly basis and special meetings of the Board of Directors of the Company and the Bank are held from time to time as needed.

There was one meeting of the Company's Board of Directors and 15 meetings of the Bank's Board of Directors during the year ended on December 31, 1997. During the year ended December 31, 1997, no Director attended fewer than 75% of the total number of meetings of the Board of Directors of the Bank and the Company and the total number of meetings held by all committees of the Board of Directors on which he served.

         The Boards of Directors of the Bank and the Company have established various committees, including, among others, an Examining (Audit) Committee and a Compensation Committee of the Bank, and a Nominating Committee of the Company

         The Examining (Audit) Committee is a Committee of the Bank that reviews
(i) reports from the internal audit department, (ii) the independent auditors' reports and results of their examination, prior to review by and with the entire Board of Directors and (iii) the OTS and Federal Deposit Insurance Corporation (the "FDIC") and other regulatory reports, prior to review by and with the entire Board of Directors. Currently, Mr. Truesdell serves as chairman of this Committee and Messrs. Pruitt, Stokes and Trainer serve as members. The Examining (Audit) Committee met three times during 1997.

         The Compensation Committee is a committee of the Bank that is currently chaired by Mr. Sill, with Messrs. Longstreth, Pruitt and Trainer as members. Its members review and approve salaries, promotions and bonuses provided to the Bank's employees. The Compensation Committee met three times during 1997.

         The Company's Nominating Committee is not a standing committee but is convened as needed with director members appointed by the Chairman. While the Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders. Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company's Bylaws.

Compensation Committee Interlocks and Insider Participation

         During 1997, the Compensation Committee of the Bank was chaired by Mr. Sill, and Messrs. Longstreth, Pruitt and Trainer served as members. No such member has ever been an employee of the Company or its subsidiaries, or has been involved in any transaction with the Company required to be disclosed by the SEC rules regarding transactions with an affiliate.

Board Compensation Committee Report on Executive Compensation

         The Compensation Committee annually reviews the performance of the Chief Executive Officer and other executive officers and recommends changes to base compensation as well as the level of bonus, if any, to be awarded. In determining whether the base salary of the Chief Executive Officer and other executive officers should be increased, the Bank's Board of Directors takes into account individual performance, performance of the Bank, the size of the Bank and the complexity of its operations, and information regarding compensation to executives performing similar duties for financial institutions in the Bank's market area.

         While the Compensation Committee does not use strict numerical formulas to determine changes in compensation for the Chief Executive Officer and while it weighs a variety of different factors in its deliberations, it has emphasized and will continue to emphasize earnings, profitability, capital position and income level, and return on average assets as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Bank's Compensation Committee in fiscal 1997 included general management oversight of the Bank, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Compensation Committee considered the standing of the Bank with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Compensation Committee, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer. Rather, all factors were considered, and based upon the effectiveness of such officers in addressing each of the factors, and the range of compensation paid to officers of peer institutions, the Board of Directors approved a recommendation of the Compensation Committee for an increase in the base salary of the Chief Executive Officer, such that the salary for the year ended December 31, 1997 is as set forth in "--Executive
Compensation." In addition, the Board of Directors approved increases in the aggregate salary paid to the Bank's executive officers.

Performance Graph

         The Common Stock of the Company has traded only since April 9, 1998. The following graph is presented to illustrate the performance of the common stock of the Bank ("Bank Common Stock") and the common stock of Peoples Bancorp, Inc., a federal corporation ("Mid-Tier Common Stock") into which the Bank Common Stock was converted on a one-for-one basis in July 1997. Following the close of trading on April 8, 1998, each share of Mid-Tier Common Stock was converted into
3.8243 shares of Common Stock in connection with the mutual to stock conversion (the "Conversion") of Peoples Bancorp, MHC (the "Mutual Holding Company"), the Bank's mutual holding company. The graph compares the cumulative total return including dividends for the period ending on December 31, 1998, for the following : (a) the Mid-Tier Common Stock, beginning with the sale of Bank Common Stock in the Bank's stock offering on August 3, 1994, based on the price at which such stock was sold in the offering and the one-for-one exchange of Bank Common Stock for Mid-Tier Common Stock, (b) stocks including in the Nasdaq Bank Index, beginning with the close of trading on August 3, 1995, and (c) stocks included in the Nasdaq Stock Market-U.S. Index, beginning with the close of trading on August 3, 1995.

                               [GRAPHIC OMITTED]


                                8/3/95       12/95        12/96        12/97
                                ------       -----        -----        -----
Peoples Bancorp, Inc.            100          131          165          474
Nasdaq Bank                      100          118          156          263
Nasdaq Stock Market-US           100          108          133          163

Directors Compensation

         Fees. During 1997, the Company's directors received no fees for serving on the Company's Board of Directors or committees of the Company. During 1997, each member of the Board of Directors of the Bank, except Mr. Breithaupt, was paid a fee of $650 per Board meeting attended and $500 for attending meetings of the Executive, Examining (Audit) and Emergency Operations Committees. Directors attending Loan Committee meetings received $300 per meeting, and directors attending Benefits and Compensation Committee meetings received $250 per meeting. The Chairman of the Board received $900 per meeting of the Board of Directors and Executive Committee, and the Chairman of the Examining (Audit) Committee received $700 per meeting of the Examining (Audit) Committee. In addition, non-officer directors other than the Chairman were paid an annual retainer of $5,650, and the Chairman was paid an annual retainer of $12,650.

         1996 Option Plan. During 1996 the Bank and the Mutual Holding Company adopted the Trenton Savings Bank and Peoples Bancorp, MHC 1996 Stock Option Plan (the "1996 Option Plan"), which was approved by the Bank's stockholders. Under the 1996 Option Plan, during 1996 Directors Sill, Stokes, Reinhard, Trainer, Pruitt, Longstreth and Truesdell each received options to purchase 12,000 shares of Bank Common Stock with an exercise price of $13.50 per share (i.e., the fair market value of the Bank Common Stock on the date the option was granted), of which 4,800 options for each Director vested during 1997, 4,800 options vested on April 8, 1998, and remaining options are scheduled to vest on April 8, 1999. During 1997, each such Director received additional options to purchase 3,500 shares of Bank Common Stock with an exercise price of $21.00 per share (i.e., the fair market value of the stock on the date of grant), of which 1,400 options for each director vested in January 1998, 1,400 vested on April 8, 1998, and remaining options are scheduled to vest on April 8, 1999. The awards become fully vested upon a director's disability, death, retirement or following termination of service in connection with a change in control of the Bank. All options granted under the 1996 Option Plan expire upon the earlier of ten years following the date of grant or, generally, nine years following the date the optionee ceases to be a director. In July 1997 each share of Bank Common Stock was converted into one share of Mid-Tier Common Stock. In the Conversion on April 8, 1998, each share of Mid-Tier Common Stock was converted into 3.8243 shares of Common Stock, each unexercised option to purchase a share of Mid-Tier Common Stock was converted into an option to purchase 3.8243 shares of Common Stock, and the exercise price per share of Common Stock was also adjusted accordingly.

         1996 Recognition Plan. During 1996 the Bank adopted the Trenton Savings Bank and Peoples Bancorp, MHC 1996 Recognition and Retention Plan (the "1996 Recognition Plan"), which was approved by the Bank's stockholders. During 1996, 9,364 shares of Bank Common Stock were awarded under the 1996 Recognition Plan to Directors Sill, Stokes, Reinhard and Trainer, 7,491 shares were awarded to Director Pruitt, and 7,257 shares were awarded to Directors Longstreth and Truesdell. Such participants vested in 3,746, 2,996, and 2,903 of such shares, respectively, during 1997, vested in a like amount on April 8, 1998, and are scheduled to vest in the remaining shares on April 8, 1999. Awards become fully vested upon a director's disability, death, retirement or following termination of service in connection with a change in control of the Bank. Unvested shares of restricted stock are forfeited by a non-employee director upon failure to seek reelection, failure to be reelected, or resignation from the Board. Prior to vesting, recipients of awards under the 1996 Recognition Plan receive dividends and may direct the voting of the shares of restricted stock allocated to them. In July 1997 each share of Bank Common Stock was converted into one share of Mid-Tier Common Stock, and in the Conversion on April 8, 1998, each share of Mid-Tier Common Stock was converted into 3.8243 shares of Common Stock.

Executive Compensation

         Summary Compensation Table. The following table sets forth for the years ended December 31, 1997, 1996 and 1995, certain information as to the total remuneration paid by the Bank to the Chief Executive Officer and executive officers whose salary and bonuses exceeded $100,000 in 1997 ("Named Executive Officers").

                                                                                Long-Term Compensation
                                                                           ---------------------------------
                                            Annual Compensation                     Awards
                                   --------------------------------------- ------------------------
                            Year                                 Other     Restricted    Shares                    All
Name and                   Ended                              Annual Com-     Stock    Underlying     LTIP        Other
Principal Position (1)    Dec. 31  Salary (2)   Bonus (3)    pensation (4)   Awards (5) Options (6)  Payouts  Compensation (7)
----------------------    -------  ----------   ---------    ------------- ----------- ------------  -------  ----------------
Wendell T. Breithaupt      1997     $196,796     $50,000          --            --       95,608         --      $ 80,712
    President and Chief    1996      187,425      50,000          --       $560,426     298,295         --        80,712
    Executive Officer      1995      178,500      50,000          --            --          --          --        80,231

Leo J. Bellarmino......    1997     $140,000     $10,273          --            --       38,243         --      $  8,151
    Executive Vice         1996      140,000      10,000          --            --      130,026         --         1,713
    President              1995       25,846         --           --            --          --          --           --

Frank Sannella, Jr.....    1997     $120,000         --           --            --          --          --        $3,333
    President and Chief    1996       47,077         --           --            --          --          --            99
    Executive Officer of TSBF

------------------------------------

(1) No other executive officer received salary and bonuses that in the aggregate exceeded $100,000.

(2) Includes amounts deferred at the election of the named executive officer pursuant to the Bank's 401(k) Plan.

(3) Includes amounts earned during the year and awarded pursuant to the Bank's Profit Sharing Plan. Payments pursuant to the Profit Sharing Plan are reflected in the year earned, rather than the year in which the payment is received.

(4) The Bank provides certain members of senior management with the use of an automobile and other personal benefits which have not been included in the table. The aggregate amount of such other benefits did not exceed the
     lesser  of  $50,000  or  10%  of  each  Named   Executive   Officer's  cash
     compensation.

(5) Includes awards of 158,758 shares of restricted Common Stock (as adjusted to reflect the conversion of each share of Mid-Tier Common Stock into
     3.8243 shares of Common Stock) to Mr. Breithaupt, 63,503 shares (as adjusted) of which vested during the year ended December 31, 1997, 63,503 shares (as adjusted) of which vested on April 8, 1998, and 31,753 shares (as adjusted) of which are scheduled to vest on April 8, 1999. The value of the awards is based on the last sale price on the date of the award. Dividends are paid to the holder of the restricted stock. As of December 31, 1997, the fair market value of the shares of restricted stock held by Mr. Breithaupt was $1.1 million.

(6) The number of options has been adjusted to reflect the conversion of each option to purchase a share of Mid-Tier Common Stock into an option to purchase 3.8243 shares of Common Stock in the Conversion. Of such options awarded to Mr. Breithaupt and Bellarmino during 1996, 119,318 and 52,010 options, respectively, vested during the year ended December 31, 1997, an equal amount vested on April 8, 1998, and 59,659 and 26,005 options, respectively, are scheduled to vest on April 8, 1999. Of such options awarded to Messrs. Breithaupt and Bellarmino during 1997, 38,243 and 15,297 options, respectively, vested in January 1998, 38,243 and 15,297 options, respectively, vested on April 8, 1998, and 19,121 and 7,649 options, respectively, are scheduled to vest on April 8, 1999.

(7) Includes the Bank's contribution to the 401(k) Plan and the Bank's Supplemental Executive Retirement Plan, and insurance premiums paid by the Bank on behalf of Named Executive Officers.

Benefit Plans

         1996 Stock Option Plan. The Bank's 1996 Option Plan is available to directors and officers and other employees of the Bank and its affiliates. The plan is administered by a committee of outside directors. The plan authorizes the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986 (the "Code"), "non-statutory options," which do not qualify as incentive stock options, and certain "Limited Rights," exercisable only upon a "change in control" as defined in the Plan. The following table sets forth certain information regarding awards under the 1996 Option Plan and information regarding the shares acquired and the value realized during 1997 by Named Executive Officers upon exercise of options and the number of shares underlying options and the value of options held by Named Executive Officers at December 31, 1997. All information has been adjusted to reflect the conversion of each option to purchase a share of Mid-Tier Common Stock into an option to purchase 3.8243 shares of Common Stock in the Conversion.

                              OPTION GRANTS IN 1997
                                                                                                  Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                       Individual Grants                                                of Stock Price
                                                                                                   Appreciation for Option
                                                                                                             Term
-----------------------------------------------------------------------------------------------------------------------------
                               Number of        Percent of Total
                               Securities      Options Granted to
                               Underlying       Employees in FY     Exercise or    Expiration
           Name                 Options               1997          Base Price        Date               5%             10%
-----------------------------------------------------------------------------------------------------------------------------
Wendell T. Breithaupt            95,608              47.2%             $5.49       August 2006        $289,000       $713,000

Leo J. Bellarmino                38,243              18.9%             $5.49       August 2006        $116,000       $285,000

                     AGGREGATED OPTION EXERCISES IN 1997 AND
                          FISCAL YEAR-END OPTION VALUES
                                                                      Number of Securities
                                  Shares              Value          Underlying Unexercised     Value of Unexercised In-
           Name                  Acquired           Realized               Options at             The-Money Options at
                               Upon Exercise                            Fiscal Year-End           Fiscal Year-End (1)
                                                                 ---------------------------------------------------------
                                                                   Exercisable/Unexercisable   Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Wendell T. Breithaupt             28,327            $108,327             90,992/274,585           $755,428/$2,092,150

Leo J. Bellarmino                  7,863             $38,454             44,148/116,259            $366,522/$737,200


(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the shares of Common Stock that would be received upon exercise, assuming such exercise occurred on December 31, 1997.


         Retirement Plan. The Bank maintains a defined benefit pension plan ("Retirement Plan") for all employees who have attained the age of 21 and have completed one year of service with the Bank. In general, the Retirement Plan provides for annual benefits payable monthly upon retirement at age 65 in an amount equal to 1.65% of the "Average Compensation" of the employee (which is equal to the average of the total compensation paid to him or her during the 60 consecutive calendar months within the final 120 consecutive calendar months of service affording the highest average), for each year of service, plus, if applicable, 0.65% of Average Compensation in excess of an employee's average social security taxable wage base for each year of the 35 year period ending with the employee's social security retirement age, multiplied by his or her years of service, not in excess of 25 years.

         Under the Retirement Plan, an employee's benefits are unvested prior to the completion of five years of service and are fully vested after five years of service. A year of service is any year in which an employee works a minimum of 1,000 hours. The Retirement Plan provides for an early retirement option with reduced benefits for participants who are age 55 and who have 15 years of service. The Bank's contribution for the Retirement Plan for 1996 was $188,285, 1995 was $168,308, and for 1994 was $115,000.

         The following table illustrates annual pension benefits for retirement at age 65 under various levels of compensation and years of service. The figures in the table assume that the Retirement Plan continues in its present form, that the participants retire at age 65 and that the participants elect a straight life annuity form of benefit.

  Five Year
   Average     10 Years of     15 Years of     20 Years of     25 Years of
Compensation     Service         Service         Service         Service
------------     -------         -------         -------         -------

 $  40,000     $   7,295       $  10,942        $  14,590      $  18,238
    50,000         9,595          14,392           19,190         23,988
    60,000        11,895          17,842           23,790         29,738
    70,000        14,195          21,292           28,390         35,488
    80,000        16,495          24,742           32,990         41,238
    90,000        18,795          28,192           37,590         46,988
   100,000        21,095          31,642           42,190         52,738
   110,000        23,395          35,092           46,790         58,488
   120,000        25,695          38,542           51,390         64,238
   130,000        27,995          41,992           55,990         69,988
   140,000        30,295          45,442           60,590         75,738
   150,000        32,595          48,892           65,190         81,488
   160,000        34,895          52,342           69,780         87,238


         The maximum annual compensation which may be taken into account under the Code (as adjusted from time to time by the IRS) for calculating contributions under qualified defined benefit plans is currently $160,000, and the maximum annual benefit permitted under such plan is currently $125,000. At December 31, 1997, Mr. Breithaupt had 18 years of service under the Retirement Plan, and his five-year average compensation was $160,000 (as limited by the tax law requirements).

         Employee Stock Ownership Plan and Trust. In connection with the Conversion, the Bank established an Employee Stock Ownership Plan and related trust ("ESOP") for eligible employees. Messrs. Breithaupt and Bellarmino, and three other employees of the Bank's subsidiaries will not participate in the ESOP. The ESOP is a tax-qualified plan subject to the requirements of the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Employees with a 12-month period of employment with the Bank during which they worked at least 1,000 hours and who have attained age 21 are eligible to participate. As part of the Conversion, the ESOP borrowed $9.5 million from the Company and used the funds to purchase 952,233 shares of Common Stock. Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

         Future Stock Benefit Plans. At a meeting of the Company's shareholders to be held at least six months after the completion of the Conversion, the Board of Directors intends to submit for shareholder approval a stock option plan for directors and officers of the Bank and of the Company. If the stock option plan is adopted within 12 months following the Conversion, options to purchase no more than 2,380,583 shares may be awarded under the plan, the exercise price of the options granted under the plan will be equal to the fair market value of the shares on the date of grant of the stock options, and options will become exercisable at a rate of 20% at the end of each twelve months of service with the Bank after the date of grant, subject to early vesting in the event of death or disability. The Board of Directors has not determined when the plan will be presented for stockholder vote.

         In addition, at a meeting of the Company's shareholders to be held at least six months after the completion of the Conversion, the Board of Directors intends to submit a restricted stock plan for shareholder approval. The restricted stock plan will provide the Bank's directors and officers an ownership interest in the Company in a manner designed to encourage them to continue his or her service with the Bank. The Bank will contribute funds to the restricted stock plan from time to time to enable it to acquire Common Stock either directly from the Company or in open market purchases. If the stock option plan is adopted within 12 months following the Conversion, no more than 952,233 shares may be reserved for issuance pursuant to the restricted stock plan and the shares which are subject to an award would vest at a rate of 20% of the shares awarded at the end of each full 12 months of service with the Bank after the date of grant of the award. The Board of Directors has not determined when the plan will be presented for stockholder vote.

         Employment Memoranda. Mr. Breithaupt is a party to a memorandum relating to compensation authorized by the Board of Directors and executed by the then members of the Compensation Committee and Mr. Breithaupt dated August 27, 1994. The memorandum provides for employment by Mr. Breithaupt at the Bank through December 31, 1999, with compensation continued through that date. Pursuant to that memorandum, provided performance is satisfactory, Mr. Breithaupt is guaranteed a base salary of at least $170,000 per annum during this period plus an annual payment, intended to be invested by him to supplement his retirement income, of $70,000 per annum payable prior to each January 30 following the completion of each year of service or, at his option, in monthly installments. In addition, the memorandum also contemplates eligibility for an annual bonus of up to $50,000 depending on obtaining strategic and operational goals. Bonuses, if earned and awarded, are to be paid no later than ninety days following conclusion of each fiscal year during this period.

Indebtedness of Management

         All loans made by the Bank to the Bank's directors, executive officers, and members of such persons' families were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable factors. All such loans comply with federal regulations relating to loans to such persons.

              PROPOSAL II--RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors of the Company has approved the engagement of KPMG Peat Marwick, LLP to be the Company's auditors for the year ending December 31, 1998, subject to the ratification of the engagement by the Company's stockholders. At the Meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG Peat Marwick, LLP for the Company's fiscal year ending December 31, 1998. A representative of KPMG Peat Marwick, LLP is expected to attend the Meeting to respond to appropriate questions and to make a statement if he so desires.

         In order to ratify the selection of KPMG Peat Marwick, LLP as the auditors, the proposal must receive at least a majority of the votes cast, either in person or by proxy, in favor of such ratification.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF KPMG PEAT MARWICK, LLP AS AUDITORS FOR THE 1998 FISCAL YEAR.

                              STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Company's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Bank's executive office, 134 Franklin Corner Road, Lawrenceville, New Jersey 08648-0950, no later than December 28, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                  OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Meeting, it is intended that holders of the proxies will act in accordance with their best judgment.

                                  MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company or the Bank may solicit proxies personally or by telegraph or telephone without additional compensation. The Annual Report to Stockholders has been mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Report may obtain a copy by writing the Company. Such Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

A COPY OF THE COMPANY'S REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO ROBERT C. HOLLENBECK, CORPORATE SECRETARY, PEOPLES BANCORP, INC., 134 FRANKLIN CORNER ROAD, LAWRENCEVILLE, NEW JERSEY 08648-0950.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              \s\ Robert C. Hollenbeck

                                              Robert C. Hollenbeck
                                              Corporate Secretary

Lawrenceville, New Jersey
April 21, 1998

                              PEOPLES BANCORP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 22, 1998

         The undersigned hereby appoints the proxy committee of the Board of Directors, with full powers of substitution to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of Peoples Bancorp, Inc. which the undersigned is entitled to vote, at the Annual Meeting of Stockholders, to be held at the Trenton Country Club, Sullivan Way, West Trenton, New Jersey, on May 22, 1998 at 10:00 a.m. New Jersey time, and at any and all adjournments thereof, as indicated on the reverse side.

         PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

         This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment.

         This proxy is solicited by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.


1.   The election as directors of all                   VOTE    FOR ALL
     nominees listed below (except as            FOR  WITHHELD   EXCEPT
     marked to the contrary below)               ---  --------   ------
                                                 /_/    /_/        /_/
Wendell T. Breithaupt
Peter S. Longstreth
Charles E. Stokes, III
Miles W. Truesdell, Jr.

     INSTRUCTION: To withhold your vote for any individual nominee, mark "For All Except" and write the name of the nominee(s) in the space provided below.


2.   The  ratification of the appointment          FOR  AGAINST  ABSTAIN
     of KPMG Peat Marwick,  LLP as auditors        ---  -------  -------
     for the fiscal year ending December 31, 1998. /_/    /_/      /_/



Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting.

The undersigned acknowledges receipt from Peoples Bancorp, Inc. prior to the execution of this proxy of notice of the Meeting, a proxy statement dated April 21, 1998, and audited financial statements.

Dated: _________________, 1998                       Check Box if You Plan
                                                /_/  to Attend Annual Meeting


-------------------------------                 --------------------------------
PRINT NAME OF STOCKHOLDER                       PRINT NAME OF STOCKHOLDER


-------------------------------                 --------------------------------
SIGNATURE OF STOCKHOLDER                        SIGNATURE OF STOCKHOLDER

         Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.